Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated September 11, 2024, relating to the financial statements of Archimedes Tech SPAC Partners II Co. as of June 10, 2024 and for the period from June 7, 2024 (inception) through June 10, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

November 27, 2024